Exhibit 10.1

DEFINITIVE TERMS OF SETTLEMENT AGREEMENT

This Definitive Terms of Settlement Agreement (“Agreement”) is made and entered into this 14th day of February, 2017 (“Effective Date”) by and between ROYAL HAWAIIAN ORCHARDS, L.P. a Delaware Limited Partnership, f/k/a Mauna Loa Macadamia Partners, L. P., and ML Macadamia Orchards, L.P., 688 Kinoole Street, Suite 121, Hilo, Hawaii 96720 (“RHO”), and Edmund C. Olson as Trustee for the EDMUND C. OLSON TRUST No. 2 dated August 21, 1985, 26-238 Hawaii Belt Highway, Hilo, Hawaii 96720, (“Olson”) (collectively, the “Parties”).

i.     RECITALS

a.     WHEREAS, Ka‘u Agribusiness Co., Inc., Olson’s predecessor in interest, as landlord, and RHO as tenant entered into three macadamia nut orchard leases called “Greenshoe I” dated December 22, 1986, “Greenshoe II” dated August 11, 1989, as amended August 27, 2000 and July 27, 2005, and “Kau Orchards 2000” dated May 1, 2000, as amended August 25, 2000 (collectively, the “Leases”, copies of which are attached as Exhibits A-1, A-2 and A-3, respectively);

b.     WHEREAS, through mesne assignments the landlord interest in the Leases is now held by Olson and the lessee interest is held by RHO;

c.     WHEREAS, Olson and RHO are currently involved in a lawsuit and countersuit concerning Greenshoe I and Greenshoe II in the State of Hawaii, Third Circuit Court, Civil No. 15-1-00016, entitled Edmund C. Olson as Trustee for the Edmund C. Olson Trust No. 2 vs. Royal Hawaiian Orchards, L.P. (the “Action”);

d.     WHEREAS, on or about October 20, 2015, RHO and Olson entered into a Joint Stipulation to Engage in Binding Mediation of Proceedings and to Stay Court Litigation Pending Binding Mediation, DPR No. 15-0542-DM (the “Mediation Proceeding”);

e.     WHEREAS, on or about October 4, 2016, the Mediation Proceeding was stayed pending global settlement negotiations between the Parties;

f.     WHEREAS, in a letter agreement dated October 27, 2016 from RHO to Olson signed on or about October 31, 2016 by Bradford Nelson, President of RHO, and Edmund C. Olson, Trustee of Olson, the Parties agreed to cancel the Leases, convey certain fee simple land and property and release all claims between the Parties, subject to approval of the Parties respective Board of Directors and/or Trustees (the “Letter Agreement”);

g.     WHEREAS, RHO is the fee simple owner of land in the County of Hawaii identified as parcel number 9-6-012-010;

h.     WHEREAS, pursuant to the Letter Agreement, the Parties have agreed to settle the Action on the definitive terms described below;

NOW THEREFORE, in consideration of the mutual covenants, promises and releases contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ii.     AGREEMENT

1.	GREENSHOE I CONVEYANCES

1.1	Olson shall convey all its interests in the land and orchards within the Greenshoe I lease to RHO as set forth in Exhibit B (attached), Conveyance Methodology, Section I.

1.2	The Parties shall execute a termination and release of all rights under the Greenshoe I lease (“Greenshoe I Lease Termination”).

2.	GREENSHOE II CONVEYANCES

2.1	Olson shall convey all its interests in certain portions of land and orchards within the Greenshoe II lease to RHO as described in Exhibit B, Conveyance Methodology, Section II, subparagraph (a).

2.2

RHO shall convey to Olson all its interests in certain portions of land and orchards within the Greenshoe II lease being retained by Olson as described within Exhibit B, Conveyance Methodology, Section II, subparagraph (b).

2.3	The Parties shall execute a termination and release of all rights under the Greenshoe II lease (“Greenshoe II Lease Termination”).

3.	KAU ORCHARD 2000 CONVEYANCES

3.1

Olson shall convey all its interests in certain portions of land and orchards within the Kau Orchards 2000 lease to RHO as described within Exhibit B, Conveyance Methodology, Section III, subparagraph (a).

3.2

RHO shall convey to Olson all its interests in certain portions of land and orchards within the Kau Orchards 2000 lease being retained by Olson as described within Exhibit B, Conveyance Methodology, Section III, subparagraph (b).

3.3

The Parties will mutually cooperate in the Parcel Consolidation and Resubdivision actions required to partition TMK 9-6-005-036 (Garage parcel) and TMK 9-6-012-023 (Field K552) (“Kau 2000 Partition”) as described within Exhibit B, Conveyance Methodology, Section III, subparagraph (c).

3.4	The Parties shall execute a termination and release of all rights under the Kau Orchards 2000 lease (“Kau 2000 Lease Termination”).

4.	RHO FEE CONVEYANCES

4.1

RHO shall convey all its interests in certain portions of land and orchards within TMK 9-6-012-010 totaling approximately 29.85 acres as described within Exhibit B, Conveyance Methodology, Section IV, including assignment of RHO’s rights and obligations as they pertain to the land and orchards conveyed under the following document: The “Agricultural Lease of 624 Gross Acres of Macadamia Orchards” dated September 21, 1981, between International Air Service Company, Ltd., a California corporation (RHO’s predecessor-in-interest), and Mauna Loa Macadamia Nut Corporation, a Hawaii corporation, which was amended by that certain “Amendment of Leases and License” dated July 14, 2010, signed by ML Macadamia Orchards, L.P., now known as RHO, and Mauna Loa Macadamia Nut Corporation (as amended, the “Nut Purchase Agreement”). The lands and orchards mentioned in this Paragraph 4.1 are subject to the terms of the Nut Purchase Agreement.

4.2

The Parties will mutually cooperate in the Parcel Consolidation and Resubdivision actions required to partition TMK 9-6-012-010 (Field H615) (“RHO Fee Partition”) as described within Exhibit B, Conveyance Methodology, Section IV.

5.	TITLE AND ESCROW

5.1	Olson shall, at Olson’s cost, provide RHO with preliminary title reports on the properties described in Sections 1.1, 2.1, and 3.1 above

5.2	RHO shall, at RHO’s cost, provide Olson with preliminary title reports on the properties described in Sections 2.2, 3.2, and 4.1 above.

5.3

All land shall be conveyed free of any mortgage or tax lien in the same state of title as most recently conveyed, i.e. Warranty Deed, Special Warranty Deed, Quitclaim Deed (see Exhibit B, Conveyance Methodology), and subject only to title exceptions post-dating the conveying Party’s ownership of the land that are acceptable to the Party receiving the properties. Any disputes regarding such title exceptions shall be diligently resolved pursuant to the dispute resolution provisions of this Agreement, Section 9.1. The conveying Party shall, at such Party’s cost, prepare the form of the conveyance document and conveyance tax certificate for properties conveyed.

5.4

The Parties understand and agree that the land acres and tree acres figures set forth in Exhibit B are best estimates of the ownership interests reflected in the title records. The Parties further understand and agree that the conveyance documents shall reflect the land acres set forth in the preliminary title report prepared for each parcel.

5.5	All land, property, improvements and trees conveyed or transferred shall be in “AS IS” condition.

5.6

Each Party shall be responsible for all recording fees, conveyance taxes, and title insurance (if desired) on the land and property they acquire. The consideration for all properties acquired by each Party shall be prorated based on tax assessed values. The allocation of the consideration among the properties acquired through this land and property exchange shall be determined by the acquiring Party.

5.7

The Parties agree to jointly retain Sidney Fuke Planning Consultants as a planner to file an application for consolidation and re-subdivision for the Kau 2000 Partition and RHO Fee Partition. Each Party shall share equally in fees and costs incurred by the planner, including but not limited to, surveying costs, legal fees and filing fees.

5.8

Excluding the Kau 2000 Partition and RHO Fee Partition conveyances, all duly executed conveyance documents and lease termination agreements shall be deposited in Escrow (as defined below) on or before March 31, 2017 and recorded pursuant to the Escrow Instructions (set forth below). This deadline may be extended by mutual written agreement of the Parties.

5.9	The Parties shall use best efforts to complete the Kau 2000 Partition and the RHO Fee Partition on or before June 30, 2017.

5.10

Duly executed Kau 2000 Partition and RHO Fee Partition conveyance documents shall be deposited in Escrow within 10 days of partition of the property or interest to be conveyed pursuant to Exhibit B, Conveyance Methodology, Sections III and IV and recorded pursuant to the Escrow Instructions.

5.11	A copy of each document that is to be deposited in Escrow shall be provided to the non-submitting party on the same date that such document is submitted to the Escrow Agent.

5.12

A Joint Escrow Account (“Escrow”) shall be opened by the Parties at Title Guaranty of Hawaii, Hilo Office, within 10 days of the Effective Date of this Agreement. The Escrow Agent shall be Debra Tomono of Title Guaranty’s Hilo office, or a substitute agent mutually agreeable to the Parties should Mrs. Tomono be unable to serve. The Escrow shall serve as a repository for all duly executed conveyance documents and lease termination agreements. The Parties shall share equally in the costs of the Escrow.

5.13	The Parties shall submit Escrow Instructions to the Escrow Agent consistent with the terms of this Agreement.

ESCROW AGENT REVIEW OF CONVEYANCE DOCUMENTS

5.14	All conveyance documents shall be reviewed by the Escrow Agent within 10 days of submittal to confirm compliance with the terms of this Agreement and applicable recording requirements.

5.15

If the Escrow Agent determines that a submitted conveyance document is not in compliance with this Agreement or applicable recording requirements, it will be rejected and returned to the submitting party.

5.16	The non-submitting party shall have 10 days from the date of submittal of the conveyance to the Escrow Agent to object to the submittal.

5.17

If the Escrow Agent determines that the submitted document complies with this Agreement and applicable recording requirements and has not received an objection from the non-submitting party, the Escrow Agent will issue a notice to the Parties confirming that the submitted conveyance document is accepted for purposes of recording, which shall be deemed acceptable to both Parties.

5.18

Any conveyance document subject to an objection by the non-submitting party shall be deemed rejected and shall be thereafter diligently resolved pursuant to the dispute resolution provisions of this Agreement, Section 9.1.

6.	GREENSHOE I AND II RECORDING

6.1

No later than 10 days from the date of the Escrow Agent’s notice of acceptance of all conveyance documents related to the Greenshoe I and Greenshoe II leases (Exhibit B, Sections I and II), the Parties shall submit the Greenshoe I Lease Termination and Greenshoe II Lease Termination agreements in Escrow.

6.2

Upon receiving the Greenshoe I and Greenshoe II Lease Termination agreements, the Escrow Agent shall promptly record all of the conveyance documents related to Greenshoe I and Greenshoe II leases followed by recording of the Greenshoe I and Greenshoe II Lease Termination agreements.

7.	KAU 2000 AND RHO FEE RECORDING

7.1

No later than 10 days from the Escrow Agent’s notice of acceptance of all conveyance documents related to the Kau Orchards 2000 lease and RHO Fee Conveyances (Exhibit B, Sections III and IV), the Parties shall submit the Kau 2000 Lease Termination agreement into Escrow.

7.2

Upon receiving the Kau 2000 Lease Termination agreement, the Escrow Agent shall promptly record all of the conveyance documents related to the Kau Orchards 2000 lease and the RHO Fee Conveyances followed by recording of the Kau 2000 Lease Termination agreement.

8.	MUTUAL RELEASE OF CLAIMS

8.1

Except as provided for in section 8.2, below, each Party hereby releases and discharges the other Party, their partners, trustees, agents, affiliates, employees, representatives, predecessors, successors, assigns, attorneys and independent contractors from any and all claims, demands, disputes, controversies, causes of action, damages, rights, liabilities, obligations, costs and expenses, if any, arising in law or equity, known or unknown, suspected or unsuspected, arising out of or related to the Action and/or arising out of or related to the Leases (“Release”). The Release is a release from all claims, demands, causes of action, obligations, damages and liabilities of any nature whatsoever that are described in the Release and is intended to encompass all known and unknown, seen and unforeseen claims which the Parties may have as a result of the Action and/or arising from the Leases.

8.2

The Release in section 8.1, above, does not release either Party from any claims or cause of action which arise from the terms of this Agreement, conveyances of title as set forth in this Agreement, enforcement of this Agreement and/or any default occurring after the Effective Date of this Agreement. Nothing herein shall be construed as waiving or limiting any Party’s right to enforce the terms of this Agreement, including the right to specific performance.

9.	DISPUTE RESOLUTION

9.1

Any disagreement, dispute or claim arising under this Agreement which cannot be resolved to the mutual satisfaction of the Parties, any and all claims, controversies or disputes arising out of or relating to this Agreement, the breach of this Agreement or the enforcement of this Agreement, which remain unresolved after direct negotiations between the Parties, shall first be submitted to confidential mediation in accordance with the Rules, Procedures, and Protocols for Mediation of Disputes of Dispute Prevention & Resolution, Inc. of Honolulu, Hawaii (“DPR”), or a similar organization if DPR is not then in effect. The confidential mediation may be initiated by either Party by submitting a request to DPR copied to the opposing Party and the mediation shall be held at the first available date of the chosen mediator, unless otherwise agreed to by the Parties. Within 10 days of initiating the confidential mediation, the Parties shall mutually agree upon a retired judge as a mediator and if unable to do so the retired judge mediator shall be chosen by DPR. If any issues, claims or disputes remain unresolved after mediation concludes, the Parties agree to submit any such issues, claims or disputes to binding arbitration before a single neutral arbitrator who is a retired judge, to be agreed to by the Parties within 10 days after conclusion of the mediation. If the Parties are unable to agree on the arbitrator, the retired judge arbitrator shall be appointed by DPR. The arbitration proceedings shall be conducted in Honolulu, Hawaii under the Arbitration Rules, Procedures and Protocols of Dispute Prevention & Resolution, Inc., or similar organization in effect at the time the demand for arbitration is made. The decision of the arbitrator shall be final and binding on both Parties, their respective legal representatives, successors and assigns, and judgment may be entered thereon in an appropriate court of law pursuant to H.R.S. Chapter 658. Olson and RHO agree that the arbitrator shall award reasonable attorney's fees, witness fees and costs related to the arbitration proceeding(s) to the prevailing party. If the arbitrator determines there is no prevailing party, the Parties shall each bear its own expenses of arbitration, including their own witness and attorneys' fees and costs.

10.	DISMISSAL OF ACTION

10.1	Within 10 days of the execution of this Agreement, RHO and Olson shall file a stipulation to dismiss the Action with prejudice and jointly terminate the Mediation Proceeding.

11.	CONFIDENTIALITY

11.1

The Parties their agents, employees, representatives, predecessors, successors, assigns, attorneys and independent contractors agree to keep confidential all written copies of this Agreement, except as provided in paragraph 11.4, including all negotiations leading thereto, all prior drafts and versions of this Agreement, subject to a court order compelling production. Should a court order production the Parties agree to request that the Agreement be produced subject to a protective order for in camera review only and that it not be made a public record of any kind.

11.2

The Parties shall continue to abide by the terms and conditions of the Stipulated Protective Order entered into on or about October 2015 in the Action until the Action is dismissed and the parties comply with the terms of paragraph 14 of the Stipulated Protective Order;

11.3

Except as provided for in paragraph 11.4, following, each Party shall limit any comments to third parties and limit public disclosures on or relating to this Agreement to the following: “The Parties have resolved all of their differences”;

11.4

Notwithstanding any other provision in this Agreement, if a Party determines that this Agreement needs to be disclosed to the Securities and Exchange Commission (“SEC”), this Agreement may be disclosed to the SEC; provided that the disclosure in any SEC filing should be no broader than necessary to achieve SEC compliance as determined by the disclosing Party after consultation with its SEC counsel.

12.	EXCLUSIVE REMEDY OF SPECIFIC PERFORMANCE

12.1

With the exception of potential recovery of attorneys’ fees and costs, each Party agrees that the remedy for any breach of this Agreement is specific performance. Each Party agrees that specific performance is an appropriate remedy, notwithstanding the adequacy of any other available remedy at law.

13.	NOTICES

13.1

Any notice, demand, request, consent, approval or communication that any Party to this Agreement desires or is required to give to the other Party regarding this Agreement shall be in writing and either served personally or certified first class mail, with the exception of counsel who may be notified by electronic mail, as indicated below:

To Olson:
John Cross
c/o Edmund C. Olson Trust No. 2
46 Amauulu Rd.
Hilo, HI 96720

With a copy to:
Paul Alston
Alston Hunt Floyd & Ing
1001 Bishop Street, Suite 1800
Honolulu, HI

To RHO:
Bradford Nelson,
President
c/o Royal Hawaiian Orchards, L.P.
688 Kinoole Street, Suite 121
Hilo, Hawaii 96720

Bonnie Self
Director - Special Projects
P.O. Box 130
Pahala, HI 96777

With a copy to:
Kristin S. Shigemura, Esq.
Cades Schutte
1000 Bishop Street Suite 1200
Honolulu, HI 96813

14.	MISCELLANEOUS PROVISIONS

14.1	Each Party will bear its own attorneys’ fees and costs related to the Action and the Mediation Proceeding.

14.2

Reasonable attorneys’ fees and costs of binding arbitration initiated pursuant to paragraph 9 of this Agreement shall be awarded to the prevailing party as provided in said paragraph, as well as reasonable fees and costs for enforcing any judgment granted as a result of binding arbitration as provided by law.

14.3	Each Party shall promptly and without charge execute all additional documents deemed necessary or useful to implement this Agreement and the transactions contemplated hereunder.

14.4	This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.5	All exhibits attached to this Agreement are incorporated by reference as though fully set forth herein.

14.6	When a deadline under this Agreement is referenced in a number of days, the “days” shall refer to calendar days.

14.7	The captions of this Agreement are only to assist the parties in reading this Agreement and shall have no effect upon the construction or interpretation of any part hereof.

14.8	The Parties agree that the state with jurisdiction over any dispute arising out of or relating to this Agreement shall be the State of Hawaii and the venue in the City and County of Honolulu.

14.9	This Agreement shall be governed by and construed in accordance with the laws of the State of Hawaii.

14.10	The Parties represent that they have the full right and authority to enter into this Agreement.

IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement effective as of the date first set forth above.

Edmund C. Olson Trust No. 2

By:	/s/ Edmund C. Olson
Edmund C. Olson, Trustee

APPROVED AS TO FORM AND CONTENT:

ALSTON HUNT FLOYD & ING

By:	/s/ Paul Alston
Paul Alston
Timothy H. Irons

Attorneys for Plaintiff

EDMUND C. OLSON, TRUSTEE FOR

THE EDMUND C. OLSON TRUST NO. 2

By:	Royal Hawaiian Resources, Inc.
Its Managing General Partner

By:	/s/ Bradford Nelson
Bradford Nelson, President

APPROVED AS TO FORM AND CONTENT:

CADES SHUTTE LLP

By:	/s/ Kristin Shigemura
Kristin Shigemura

Attorney for Defendant

ROYAL HAWAIIAN ORCHARDS, L.P.

EXHIBIT A-1 Greenshoe I Lease

Lease between Ka’u Agribusiness Co., Inc. and Mauna Loa Orchards, L.P., dated December 22, 1986 – Incorporated by reference to Exhibit 10.7 to the Annual Report on 10-K filed on March 31, 1987.

EXHIBIT A-2 Greenshoe II Lease

Ka’u Orchards Farming Lease between Ka’u Agribusiness Co., Inc. and Mauna Loa Orchards, L.P., dated August 11, 1989, but effective July 1, 1989 – Incorporated by reference to Exhibit 10.12 to Amendment No. 2 to the Registration Statement on Form S-1 filed on October 20, 1989.

EXHIBIT A-3 Ka’u Orchards 2000 Lease

Ka’u Orchards Year 2000 Farming Lease, dated as of May 1, 2000, between the Registrant and Ka’u Agribusiness Co., Inc. – Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on May 9, 2000.

EXHIBIT B to Definitive Agreement RHO - Olson

This exhibit identifies (i) legal descriptions of properties consisting of approximately 653 acres, more or less, to be conveyed by Olson to the Registrant, (ii) legal descriptions of properties consisting of approximately 30 acres, more or less, to be conveyed by the Registrant to Olson, (iii) legal descriptions of properties consisting of approximately 515 acres, more or less, subject to leases which are to be cancelled and the trees on which are to be conveyed by the Registrant to Olson, (iv) the form of document to be used to convey each property, to convey the trees, to cancel each applicable lease, and to convey any contract appurtenant to the property being transferred, and (v) certain title exceptions to the properties; all of such properties being located in the County of Hawaii, Hawaii.